UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549

                             FORM 8-K

                      CURRENT REPORT PURSUANT
                   TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934



                          Date of Report
                           June 22, 2004
                 (Date of earliest event reported)


                         CAVALIER HOMES, INC.
         (Exact name of registrant as specified in its charter)



                                Delaware
              (State or other jurisdiction of incorporation)




            1-9792                               63-0949734
   -----------------------              --------------------------------
    (Commission File No.)               (IRS Employer Identification No.)



      32 Wilson Boulevard 100
         Addison, Alabama                             35540
---------------------------------------     --------------------------
(Address of principal executive offices)           (Zip Code)




                        (256) 747-9800 (Registrant's telephone
                                number, including area code)

Item. 5. Other Events and Regulation FD Disclosure

         On June 22, 2004 Cavalier Homes, Inc. (the "Company") announced a change to its earnings projections for the quarter ending June 26, 2004. The full text of the press release is set forth in Exhibit 99.1 hereto. The information in this report, including the exhibit hereto, is deemed "furnished" not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item. 7.          Financial Statements and Exhibits

         (c) EXHIBITS.

                  Exhibit 99.1 Press Release dated June 22, 2004.

                                SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                CAVALIER HOMES, INC.
                                                    (Registrant)


Date: June 22, 2004                           By:  /s/ Michael R. Murphy
                                              --------------------------
                                                       Michael R. Murphy
                                             Its Chief Financial Officer

                               Exhibit Index
                               -------------
Exhibit                             Description
-------                             -----------

99.1                                Text of Press Release dated June 22, 2004.

                                                                  EXHIBIT 99.1

From:                      Cavalier Homes, Inc.
Approved by:               David Roberson
Subject:                   Second Quarter Outlook
Contact:                   Mike Murphy (256) 747-9800



    CAVALIER Sees lower sales and expects Loss for the Second Quarter of 2004 As Industry Conditions Remain Weak

Addison, Ala. (June 22, 2004) - Cavalier Homes, Inc. (Amex: CAV) today announced that, although its financial results for the second quarter of 2004 are expected to show improvement from the first quarter of 2004, the Company now anticipates that it will report a loss for the quarter ending June 26, 2004. Previously, Cavalier had anticipated a return to profitability in the second quarter based on expectations that industry sales were beginning to rebound, in part due to the prospects of additional lending capacity entering the market. The change in the Company's outlook on the second quarter reflects continued weak demand in the manufactured housing industry, and more particularly in the southeastern states that comprise the Company's major markets.

         In the first quarter of 2004, Cavalier reported total revenue of $44.3 million together with a net loss of $1.9 million or $0.11 per share.

         "Despite the more positive signals on the industry's direction that were evident as we came out of the winter months, which gave us reason for guarded optimism about the upcoming second quarter, we in fact continue to face a difficult operating environment," said David Roberson, President and Chief Executive Officer. "A number of issues contribute to this ongoing weakness, which can be seen by the slight drop in industry shipments for April after a promising upturn in March.

         "The first of these is the recent withdrawal of Chase Financial, which previously had represented an important source of retail lending for manufactured housing customers, especially those seeking chattel financing," Roberson continued. "Cavalier focuses primarily on southeastern states where chattel financing remains a substantial part of manufactured home sales. Moreover, these states have not experienced a rebound in overall sales as have some states in other regions. In addition to retail finance conditions, wholesale or floor plan financing has remained tight, maintaining pressure on dealers and inhibiting the replenishment of dealer inventories. Lastly, as these factors constrain manufactured home sales, substantially higher commodity prices for steel, lumber and other materials have forced home prices higher, which further impedes sales growth and places additional pressure on margins as these price increases cannot be fully passed on to consumers."

         Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network.

         With the exception of historical information, the statements made in this press release, including those containing the words "believe," "know," "will," "should," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2003, and the Company's Quarterly Report on Form 10-Q for the period ended March 27, 2004, under the heading "Item 1. Business-Risk Factors," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.

                                      -END-